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		      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-18947) and in the Registration Statement on Form S-8 (No. 333-4562) of Lumen Technologies, Inc. (formerly BEC Group, Inc.) of our report dated April 9, 1998, relating to the consolidated financial statements of Lumen Technologies, Inc. appearing on page 18 of Lumen Technologies, Inc. Annual Report on
Form 10K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP

Dallas, Texas
April 13, 1998